UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

EDGEWATER TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20971	71-0788538
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On December 17, 2010, Edgewater Technology, Inc. (the “Company”) entered into a First Amendment to Employment Agreement (each, an “Amendment” and collectively, the “Amendments”) with each of Shirley Singleton, the Company’s President and Chief Executive Officer, and David Clancey, the Company’s Executive Vice President, Chief Strategy Officer and Chief Technology Officer (each, an “Employee”). The Amendments amend term, salary and severance provisions in each Employee’s respective Employment Agreement with the Company, dated as of June 12, 2007 (each, as amended, an “Employment Agreement” and collectively, the “Employment Agreements”).

Each Amendment extends the term of the respective Employment Agreement for an additional term commencing on January 1, 2011 and continuing until December 31, 2013, unless terminated sooner in accordance with the termination provisions of the applicable Employment Agreement. Prior to the Amendments, the terms of the Employment Agreements would have expired as of December 31, 2010.

The Amendments also establish the following minimum annual base salary levels, subject to potential future increases based upon the review and determination of the Company’s Compensation Committee: Ms. Singleton, $350,000 and Mr. Clancey, $300,000. Prior to the Amendments, the Employment Agreements provided for minimum base salaries of $325,000 and $275,000 for Ms. Singleton and Mr. Clancey, respectively.

Each Amendment also provides that, if the Employee is terminated without cause or terminates his or her employment for good reason (in each case, absent a change of control of the Company), then the Company is required to pay to the Employee a lump sum payment equal to two (2) times the Employee’s annual base salary in effect at the time of such termination plus an amount equal to the Employee’s cash bonus paid for the year immediately preceding the year in which termination of employment occurs. Prior to the Amendments, each Employment Agreement provided that, under such circumstances of termination, the Company would pay a lump sum amount equal to the greater of: (1) the Employee’s base salary for the remaining period of the term of the Employment Agreement plus the prior year’s cash bonus paid to the Employee; or (2) the sum of one year’s annual base salary then in effect plus the greater of 50% of such salary or the amount of the prior year’s cash bonus paid to the Employee.

Each Amendment also provides that, if the Employee’s employment with the Company is terminated without cause or if the Employee terminates employment for good reason (in each instance, following a change of control of the Company), then the Company is required to pay the Employee a lump sum amount equal to two (2) times the Employee’s annual base salary in effect at the time of such termination plus an amount equal to the Employee’s cash bonus paid for the year immediately preceding the year in which termination of employment occurs. Prior to the Amendments, each Employment Agreement provided that, under such circumstances of termination following a change of control, the Company was required to pay a lump sum amount equal to the greater of: (1) the annual base salary of the Employee then in effect for the remaining period of the term of the Employment Agreement plus the amount of cash bonus paid to the Employee for the immediately preceding year; or (2) 1.5 times the annual base salary then in effect plus the amount of the cash bonus paid to the Employee in the year immediately preceding the year of termination.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	First Amendment to Employment Agreement by and among Edgewater Technology, Inc. and Shirley Singleton, dated as of December 17, 2010.

10.2	First Amendment to Employment Agreement by and among Edgewater Technology, Inc. and David Clancey, dated as of December 17, 2010.

* * *

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2010

EDGEWATER TECHNOLOGY, INC.

By:	/S/ TIMOTHY R. OAKES
Name:	Timothy R. Oakes
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	First Amendment to Employment Agreement by and among Edgewater Technology, Inc. and Shirley Singleton, dated as of December 17, 2010.

10.2	First Amendment to Employment Agreement by and among Edgewater Technology, Inc. and David Clancey, dated as of December 17, 2010.

5